UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 15, 2018

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2018, Charles Field, Treasurer and Assistant Secretary of Codorus Valley Bancorp, Inc. (the “Corporation”) and Executive Vice President and Chief Financial Officer of the Corporation’s wholly-owned subsidiary, PeoplesBank, a Codorus Valley Company (the “Bank”), resigned from his positions and as an employee effective as of May 31, 2018. The Board of Directors has acted to appoint Diane Baker as interim Chief Financial Officer and interim Treasurer effective June 1, 2018. The Board has directed that there be an executive search for a permanent replacement for the Chief Financial Officer. Ms. Baker also currently serves as Executive Vice President, Chief Operating Officer and Chief Risk Officer.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 15, 2018, the Corporation held its 2018 Annual Meeting. Notice of the meeting was mailed to shareholders of record on or about April 6, 2018, together with proxy solicitation materials prepared in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. As of the record date, there were a total of 8,913,098 shares of common stock outstanding and entitled to vote at the Annual Meeting, and 7,380,007 shares were represented at the Annual Meeting, in person or by proxy. The following proposals were voted on at the Annual Meeting.

Proposal 1 – Election of three Class A directors, each to serve for a term of three years.

There was no solicitation in opposition to the nominees of the Board of Directors for election to the Board and all such nominees were elected. The number of votes cast for or withheld, as well as the number of abstentions and broker non-votes, for each of the nominees for election to the Board of Directors, was as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
Brian D. Brunner	6,231,968	136,998	1,011,041
Jeffrey R. Hines, P.E.	6,011,044	357,922	1,011,041
Dallas L. Smith	6,085,806	283,160	1,011,041

Proposal 2 – Approve an advisory, non-binding resolution regarding executive compensation.

The proposal to approve the compensation of the Corporation’s named executive officers was approved by the required affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy. The number of votes cast for and against, as well as the number of abstentions and broker non-votes on this proposal, was as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
6,126,937	196,250	45,779	1,011,041

Proposal 3 – Approve an amendment to the Codorus Valley Bancorp, Inc. Articles of Incorporation to increase the authorized shares of common stock.

The proposal to approve an amendment to the Corporation’s Articles of Incorporation to increase the aggregate number of shares of the Corporation’s common stock which the Corporation may issue from 15 million to 30 million was approved by the required affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy. The number of votes cast for and against this proposal, as well as the number of abstentions and broker non-votes on this proposal, was as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
4,913,860	2,436,999	29,148	--------

Proposal 4 – Ratify the appointment of BDO USA, LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.

The proposal to ratify the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2018 was approved by the affirmative vote of a majority of the shares present at the meeting, in person or by proxy. The number of votes cast for and against, as well as the number of abstentions and broker non-votes on this proposal, was as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
7,315,760	32,382	31,865	--------

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: May 18, 2018	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief
Executive Officer
(Principal Executive Officer)

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